Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of CHF Solutions, Inc. of our report dated March 22, 2018, relating to the consolidated financial statements of CHF Solutions, Inc., which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K for the year ended December 31, 2017.

/s/   BAKER TILLY VIRCHOW KRAUSE, LLP
Minneapolis, Minnesota

March 22, 2018